UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2005

SWIFT TRANSPORTATION CO., INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-18605	86-0666860

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona	85043

(Address of Principal Executive Offices)	(Zip Code)

(602) 269-9700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On March 28, 2005, the Company announced that it has:

•	hired Glynis Bryan as its Executive Vice President and Chief Financial Officer;

•	hired Sam Cowley as its Executive Vice President and General Counsel; and

•	appointed Karen Rasmussen to the Board of Directors as a Class III Director and as a member of the Board’s Nominating/Corporate Governance Committee.

     Glynis Bryan, 46, served as Chief Financial Officer of APL Logistics Services, a global logistics subsidiary of a Singapore based transportation and shipping company from 2001 to March 2005. Prior to joining APL Logistics Services, Ms. Bryan spent 16 years with Ryder Systems, Inc. In 2000, Ms. Bryan served as Senior Vice President of Ryder Capital Services, where she was responsible for the development of a new financial services product line and for the separate segmented reporting of this product line for financial reporting purposes. From 1998 to 2000, Ms. Ryan served as Senior Vice President and Chief Financial Officer of Ryder Transportation Services, Ryder’s largest business unit with annual revenue in excess of $3.5 billion and operations in North America and Europe. From 1997 to 1998, she served as Ryder’s Vice President and Treasurer. From 1996 to 1997, she served as Vice President—International of Ryder Global Integrated Logistic, Ryder’s $650 million international business unit with operations in seven countries. Prior to that, Ms. Bryan served in various roles with Ryder, including Senior Manager—Planning and Analysis of Ryder Truck Rental, Inc. Ms. Bryan is a graduate of York University, Toronto, Ontario with a B.S. in Psychology and of Florida International University, Miami, Florida with an M.S. in Finance.

     Sam Cowley, 45, has been a practicing attorney in the law firm of Snell & Wilmer L.L.P., Phoenix, Arizona since March 1990. Mr. Cowley’s practice has been concentrated in mergers and acquisitions, securities regulation including Sarbanes-Oxley Act compliance, and corporate finance. Previously he was associated with Reid & Priest, New York, New York. Mr. Cowley is a graduate of Cornell Law School, Ithaca, New York and of Brigham Young University, Provo, Utah with a B.A. in Economics. Mr. Cowley is admitted to practice law in the States of Arizona and New York.

     Karen Rasmussen, 59, has served since 2001 as the President and Chief Executive Officer of the Arizona Trucking Association (ATA), a non-profit trade association made up of trucking, busing, distribution and supplier businesses that operate within the state. Prior to serving at ATA, Ms. Rasmussen served as Director of Government Relations for Ryder System, Inc., a Fortune 500 commercial truck leasing and logistics company, representing Ryder on state governmental issues affecting the company’s operations in 46 states. She also handled environmental, transportation and tax issues at the federal level and managed the Ryder Political Action Committee. Before joining Ryder, Ms. Rasmussen spent nearly 13 years with the California Trucking Association, where she held a number of positions, including Director of

Governmental Affairs, Director of Policy and Vice President. Ms. Rasmussen has represented the trucking industry for more than two decades on dozens of issues ranging from deregulation to safety to the environment. Ms. Rasmussen also serves on the Board of Directors of HELP, Inc., the entity that oversees the nation’s largest truck pre-clearance program, PrePass. Ms. Rasmussen holds a B.A. in Journalism from the University of Central Oklahoma and a Certificate in Association Management from Stanford University.

     Pursuant to their respective offer letters, Ms. Bryan and Mr. Cowley will each receive:

•	an annual salary of $325,000;

•	a sign-on bonus of $100,000; and

•	stock options to acquire 100,000 shares of Swift common stock.

     In addition, Ms. Bryan’s and Mr. Cowley’s respective offer letters provide that if he or she is discharged without “cause” he or she will receive severance payments equal to his or her then current salary for a period of eighteen months.

     A copy of Ms. Bryan’s and Mr. Cowley’s offer letters are attached to this Form 8-K as Exhibit 10.1 and 10.2, respectively.

     Each of Ms. Rasmussen, Ms. Bryan and Mr. Cowley will enter into indemnification agreements with the Company, a form of which was previously filed and is incorporated by reference as Exhibit 10.3 to this Form 8-K.

     A copy of the press release announcing these events is attached to this Form 8-K as Exhibit 99.1

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

10.1	Offer Letter for Glynis Bryan

10.2	Offer Letter for Sam Cowley

10.3	Form of Indemnification Agreement (incorporated by reference to exhibit 10.3 to Form 8-K/A filed on November 9, 2004)

99.1	Press Release dated March 28, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2005

SWIFT TRANSPORTATION CO., INC.
/s/ Jerry Moyes
By: Jerry Moyes
Chief Executive Officer

EXHIBIT INDEX

10.1	Offer Letter for Glynis Bryan

10.2	Offer Letter for Sam Cowley

10.3	Form of Indemnification Agreement (incorporated by reference to exhibit 10.3 to Form 8-K/A filed on November 9, 2004)

99.1	Press Release dated March 28, 2005